Exhibit 10.14

GIRLILLA MARKETING CONSULTATION AGREEMENT

This Strategic Digital Marketing Consultation Agreement (the "Agreement") is entered into by and between GENIUS BRANDS INTERNATIONAL INC., a Nevada corporation with its principal place of business located at 3111 Camino Del Rio North, Suite 400, San Diego, CA, 92108 (the "Company") and GIRLILLA MARKETING, LLC, a Tennessee limited liability company with its principal place of business located at 1400 18th Avenue South, Nashville, TN. 37212 ("Consultant").

1.	Consulting Relationship. During the Term of this Agreement, Consultant will provide consulting services (the "Services") to the Company as described in Section 2 below.

2.	Services. Consultant agrees to provide the Company with the following non-exclusive strategic digital marketing services:

a)	Assist and advise Company in developing a digital strategy, including with respect to all content syndication, digital retailing and digital distribution;
b)	Consult and help execute upon Company’s current digital and social media marketing and promotions, including but not limited to, BabyGenius.com, the BabyGenius app, Facebook, Twitter and YouTube, among others; and

c)	Develop and execute upon a digital and retail product promotion strategy.

3.	Fees. As full consideration for the Services Consultant is providing hereunder, the Company will issue Consultant an aggregate of 1,000,000 shares of Company’s restricted common stock (the “Consulting Shares”), which will vest as follows: (i) 200,000 upon execution of this Agreement, (ii) 200,000 shares on January 15, 2014, (iii) 200,000 shares on March 15, 2014, (iv) 200,000 shares on June 15, 2014, and 200,000 shares on September 14, 2014. The Consultant agrees to the Company causing its transfer agent to place a “vesting” legend and stock order against the Consulting Shares in accordance with the foregoing vesting schedule.

4.	Expenses. All expenses must be pre-approved and in writing by the Company.

5.	Term and Termination.

a)	Consultant shall serve as a consultant to the Company for a period commencing on November 15, 2013.

b)	This Agreement will terminate on November 15, 2014 (the “Term”).

6.	Indemnification and Confidentiality. Company agrees to indemnify Consultant and its employees, directors and independent contractors against any third party claim, including all costs and reasonable attorneys’ fees, which may arise from a breach of any representations and warranties of the Company. Any confidential, personal, and proprietary information that Consultant obtains from Company will remain confidential. Company shall also keep any information that Company obtains from Consultant through the Services, including without limitation any business practices, techniques, marketing and promotional ideas, and industry information, in confidence; disclosing to employees and other third parties on a “need to know” basis only. In no circumstances, however, will Company share such information with third party companies or individuals in the marketing and promotion industries without Consultant's prior written consent.

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7.	Consultant Representations. Consultant hereby represents and warrants that Consultant is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and Consultant is able to bear the economic risk of an investment in the Consulting Shares. Consultant is acquiring the Consulting Shares solely for its own account and not with a view to the distribution or resale of the Consulting Shares except pursuant to a registration statement declared effective under the Securities Act, or an exemption from the registration requirements of, the Securities Act. Consultant understands that the Consulting Shares are restricted securities as defined in Rule 144 of the Securities Act and that the Consulting Shares shall accordingly bear a standard restrictive legend

8.	Miscellaneous.

a)	Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

b)	Cost of Collection. In the event that Company fails to pay Consultant on a timely basis, Company shall pay all costs, including reasonable attorney's fees, incurred by Consultant in collecting all unpaid fees.

c)	Arbitration. Any dispute or claim arising out of or in connection with any provision of this Agreement will be finally settled by binding arbitration in Los Angeles, California in accordance with the rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

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The parties have executed this Agreement as of the date written in Section 5 above.

GIRLILLA MARKETING, LLC		GENIUS BRANDS INTERNATIONAL INC.

By:	/s/ Jennie Smythe	By:	/s/ Klaus Moeller
Name: Jennie Smythe		Name: Klaus Moeller
Title: CEO		Title: Chairman & CEO

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